SMALL BUSINESS ADMINISTRATION
WASHINGTON, DC 20416

NOTICE OF PAYCHECK PROTECTION PROGRAM FORGIVENESS PAYMENT

Borrower: ARC WINGHOUSE LLC
Lender of Record: City National Bank of Florida
SBA Loan No.: 5361707001
Loan Approval Date: 04/05/2020
Loan Disbursement Amount: $ 4,542,860.00

Amount of Forgiveness Requested by Lender: $ 4,542,860.00
Forgiveness Amount Remitted: $ 4,542,860.00 in principal and $ 51,776.16 in interest
Forgiveness Payment Date: 06/08/2021

As authorized by Section 1106 of the CARES Act, SBA has remitted to the Lender of Record the payment listed above for forgiveness of the Borrower's Paycheck Protection Program (PPP) loan.

If any balance remains on the PPP loan after application of the forgiveness payment, the Lender must notify the Borrower of the date on which the first payment is due, and the loan must be repaid by the Borrower on or before the maturity date.

For loans of $150,000 and less [except for those borrowers that together with their affiliates received loans of $2 million or greater], the borrower must retain records relevant to the loan forgiveness application that prove compliance with the requirements of Section 7(a)(36) and Section 7A of the Small Business Act—with respect to employment records, for the 4-year period following submission of the loan forgiveness application, and with respect to other records, for the 3-year period following submission of the loan forgiveness application.

For loans greater than $150,000, the Borrower must retain all records relating to the Borrower's PPP loan for six years from the date the loan is forgiven or repaid in full.

THIS DOCUMENT IS A NOTICE OF PAYMENT ONLY. ISSUANCE OF THIS NOTICE OF PAYMENT DOES NOT PROVIDE THE BORROWER WITH A RIGHT TO APPEAL TO THE SBA OFFICE OF HEARINGS AND APPEALS.